UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Ensysce Biosciences, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

7946 Ivanhoe Avenue, Suite 201, La Jolla, California 92037

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On September 8, 2022

To Our Stockholders:

Notice is hereby given that a special meeting of stockholders (the “Special Meeting”) of Ensysce Biosciences, Inc., a Delaware corporation (the “Company” or “Ensysce”), will be held virtually at https://agm.issuerdirect.com/ensc on September 8, 2022, at 9:00 a.m. (Pacific time), for the following purposes (which are more fully described in the proxy statement, which is attached and made a part of this Notice):

1.	To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the full issuance and exercise of shares of common stock issued by the Company to certain investors ( “Proposal 1”).

2.	To approve an amendment to our Certificate of Incorporation to authorize the Company’s Board of Directors to combine outstanding shares of the Company’s common stock into a lesser number of outstanding shares, a “Reverse Stock Split,” by a ratio of not less than one-for-five and not more than one-for-twenty, with the exact ratio to be set within this range by the Board in its sole discretion, in the form attached as Annex A to this Proxy Statement (the “Reverse Split Proposal”); and

3.	To approve an amendment to the Company’s certificate of incorporation to effectively increase the number of authorized shares of common stock (the “Authorized Shares Increase Proposal”); and

4.	To consider and vote upon the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of any or all of the other proposals set forth in this Proxy Statement (the “Additional Solicitation Proposal”); and

5.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Pursuant to the Amended and Restated Bylaws of the Company, no business is proper for consideration, or may be acted upon, at the Special Meeting, except as set forth in this Notice of Special Meeting of Stockholders.

The Board of Directors recommends that stockholders vote “FOR” each of Proposal 1, the Reverse Split Proposal, Authorized Shares Increase Proposal and the Additional Solicitation Proposal. The Board of Directors’ reasons for seeking approval of each of the proposals are set forth in the attached Proxy Statement.

Stockholders of record at the close of business on July 18, 2022 (the “Record Date”) are entitled to notice of, and to, virtually, attend and to vote at, the Special Meeting and any postponement or adjournment thereof.

Due to health concerns stemming from the COVID-19 pandemic, and to support the health and well-being of our stockholders, the Special Meeting will be a virtual meeting. Please see “Questions and Answers about the Special Meeting and Voting — 10. How do I attend the Special Meeting?” for more information. All stockholders are cordially invited to attend the Special Meeting online by visiting https://agm.issuerdirect.com/ensc. Stockholders of record as of the Record Date may also cast their votes virtually at the Special Meeting by submitting a ballot via the live webcast. Please note that if your shares are held in the name of a bank, broker, or other nominee, and you wish to vote at the Special Meeting, you must instruct your bank, broker or other nominee how to vote your shares or you may cast your vote virtually at the special meeting by obtaining a proxy from your bank, broker or other nominee.

Whether or not you plan to attend the Special Meeting, you are encouraged to read the Proxy Statement and then cast your vote as promptly as possible in accordance with the instructions contained in the Proxy Statement. Even if you have given your proxy, you may still vote online if you follow the instructions contained in the Proxy Statement.

By Order of the Board of Directors of
Ensysce Biosciences, Inc.

Sincerely,

/s/ Dr. Lynn Kirkpatrick
Dr. Lynn Kirkpatrick

President and Chief Executive Officer

La Jolla, California

[July 28, 2022]

Your vote is important, whether or not you expect to attend the Special Meeting of Stockholders. You are urged to vote either via the Internet or to mark, sign and date and promptly return the proxy in the stamped return envelope provided with such materials. Voting promptly will help avoid the additional expense of further solicitation to assure a quorum at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on September 8, 2022: This notice of meeting and the accompanying proxy statement are available at www.iproxydirect.com/ensc.

TABLE OF CONTENTS

PROXY STATEMENT	1

PROPOSAL 1: PROPOSAL TO APPROVE, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(d), THE FULL ISSUANCE AND EXERCISE OF SHARES OF COMMON STOCK ISSUED BY THE COMPANY TO CERTAIN INVESTORS	3

PROPOSAL 2: PROPOSAL TO APPROVE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO AUTHORIZE THE COMPANY’S BOARD OF DIRECTORS TO COMBINE OUTSTANDING SHARES OF THE COMPANY’S COMMON STOCK INTO A LESSER NUMBER OF OUTSTANDING SHARES BY A RATIO OF NOT LESS THAN ONE-FOR-FIVE AND NOT MORE THAN ONE-FOR-TWENTY, WITH THE EXACT RATIO TO BE SET WITHIN THIS RANGE BY THE BOARD IN ITS SOLE DISCRETION, IN THE FORM ATTACHED AS ANNEX A TO THIS PROXY STATEMENT	10

PROPOSAL 3: PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECTIVELY INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK; AND	18

PROPOSAL 4: PROPOSAL TO CONSIDER AND VOTE UPON THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF ANY OR ALL OF THE OTHER PROPOSALS SET FORTH IN THIS PROXY STATEMENT	20

VOTING AND PROXY PROCEDURES	21

SOLICITATION OF PROXIES	23

OTHER MATTERS AND ADDITIONAL INFORMATION	23

ANNEX A – FORM OF CERTIFICATE OF AMENDMENT	A-1

ENSYSCE BIOSCIENCES, INC.

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

[July 28, 2022]

PROXY STATEMENT

The following information is furnished to each stockholder in connection with the foregoing Notice of Special Meeting of Stockholders of Ensysce Biosciences, Inc. to be held virtually at https://agm.issuerdirect.com/ensc, on September 8, 2022, at 9:00 a.m. (Pacific time). The enclosed proxy is for use at the special meeting of stockholders (the “Special Meeting”) and any postponement or adjournment thereof. Unless the content requires otherwise, references to “Ensysce,” “the Company,” “we,” “our,” and “us” in this Proxy Statement refer to Ensysce Biosciences, Inc. and its subsidiaries.

In accordance with the Amended and Restated Bylaws of the Company (the “Bylaws”), the Special Meeting has been called for the following purposes:

1.	To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the full issuance and exercise of shares of common stock issued by the Company to certain investors ( “Proposal 1”);

2.	To approve an amendment to our Certificate of Incorporation to authorize the Company’s Board of Directors to combine outstanding shares of the Company’s common stock into a lesser number of outstanding shares, a “Reverse Stock Split,” by a ratio of not less than one-for-five and not more than one-for-twenty, with the exact ratio to be set within this range by the Board in its sole discretion, in the form attached as Annex A to this Proxy Statement (the “Reverse Split Proposal”);

3.	To approve an amendment to the Company’s certificate of incorporation to effectively increase the number of authorized shares of common stock (the “Authorized Shares Increase Proposal”);

4.	To consider and vote upon the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of any or all of the other proposals set forth in this Proxy Statement (the “Additional Solicitation Proposal”); and

5.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Pursuant to our Bylaws, no business is proper for consideration, or may be acted upon, at the Special Meeting, except as set forth in the Notice of Special Meeting of Stockholders.

Due to health concerns stemming from the COVID-19 pandemic, and to support the health and well-being of our stockholders, the Special Meeting will be a virtual meeting. You will be able to attend and participate in the special meeting online by visiting https://agm.issuerdirect.com/ensc. Please see “Questions and Answers about the Special Meeting and Voting — 10. How do I attend the special meeting?” for more information.

Shares represented by duly executed and unrevoked proxies will be voted at the Special Meeting and any postponement or adjournment thereof in accordance with the specifications made therein. If no such specification is made, shares represented by duly executed and unrevoked proxies will be voted “FOR” Proposal 1, “FOR” the Reverse Split Proposal, “FOR” the Authorized Shares Increase Proposal and “FOR” the Additional Solicitation Proposal.

Questions and Answers about the Special Meeting and Voting

1.	Why am I receiving these materials?

The Company sent you this Proxy Statement and enclosed proxy card because the Board of Directors is soliciting your proxy to vote at the Special Meeting.

2.	What is the purpose of the Special Meeting?

At the Special Meeting, the stockholders will act upon the matters outlined in the Notice of Special Meeting of Stockholders.

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3.	Who can vote at the Special Meeting?

Only stockholders of record at the close of business on July 18, 2022 (the “Record Date”). Each stockholder will be entitled to cast one vote on the proposal presented at the Special Meeting for each share of common stock that such holder owned as of the Record Date.

4.	What are my voting rights?

Holders of common stock are entitled to one vote per share. As of the Record Date, a total of [36,498,766] shares of common stock were outstanding. There is no cumulative voting.

5.	How do I cast my vote?

If you are a stockholder of record on the Record Date, you may vote virtually at the Special Meeting or by submitting a ballot during the live webcast or by submitting a proxy for the Special Meeting. You can authorize your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage-paid envelope. Please see the answer to “— 10. How do I attend the Special Meeting?” for additional information.

If your shares of common stock are held in “street name” by a bank, broker or other nominee, you have the right to direct your bank, broker or other nominee on how to vote the shares in your account. Please see the answer to “— 10. How do I attend the Special Meeting?” for additional information.

6.	How do I change my vote?

You may revoke your proxy and change your vote at any time before the final vote at the Special Meeting. You can revoke a proxy (i) by giving written revocation to the Company’s secretary, (ii) delivering an executed, later-dated proxy or (iii) voting virtually by submitting a ballot at the Special Meeting live webcast. However, your attendance at the Special Meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request in writing that your proxy be revoked. If your common stock is held in street name and you wish to change or revoke your voting instructions, you should contact your financial institution for information on how to do so.

7.	You may vote “FOR,” “AGAINST” or “ABSTAIN” on each of the proposals.

If you submit your proxy but abstain from voting on one or more matters, your shares will be counted as present at the meeting for the purpose of determining if a quorum exists. If you abstain from voting on a proposal, your abstention will have the effect of a vote against that proposal.

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “— 5. How do I cast my vote?” If your shares are held in street name and you do not provide voting instructions to your financial institution as described above, your financial institution does not have the discretionary authority to vote your shares regarding Proposal 1, Proposal 2, Proposal 3 or Proposal 4. Therefore, we encourage you to provide voting instructions to your financial institution. This ensures your shares will be voted at the Special Meeting and in the manner you desire. A “Broker Non-Vote” will occur if your financial institution does not receive instructions from you.

8.	Where and when will I be able to find the results of the voting?

Preliminary results will be announced at the Special Meeting. The Company will publish the final results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission no later than four business days after the date of the Special Meeting.

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9.	Where is the Special Meeting being held?

We will hold the Special Meeting virtually at https://agm.issuerdirect.com/ensc, on September 8, 2022, at 9:00 a.m. (Pacific time), unless postponed or adjourned to a later date.

10.	How do I attend the Special Meeting?

Due to health concerns stemming from the COVID-19 pandemic, the Special Meeting will be a virtual meeting. Any stockholder wishing to attend the Special Meeting must register in advance. To register for and attend the Special Meeting, please follow these instructions as applicable to the nature of your ownership of common stock:

Record Owners. If you are a record holder and you wish to attend the Special Meeting, go to https://agm.issuerdirect.com/ensc, enter the control number you received on your proxy card or notice of the meeting and click on the “Click here to preregister for the online meeting” link at the top of the page. You will need to log back into the meeting site using your control number immediately prior to the start of the Special Meeting. You must register before the meeting starts.

Beneficial Owners. Beneficial owners who wish to attend the Special Meeting must obtain a legal proxy from the stockholder of record and e-mail a copy of their legal proxy to proxy@issuerdirect.com. Beneficial owners should contact their bank, broker, or other nominee for instructions regarding obtaining a legal proxy. Beneficial owners who e-mail a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the Special Meeting. You will receive an e-mail prior to the meeting with a link and instructions for entering the Special Meeting. Beneficial owners should contact Issuer Direct on or before 5:00 p.m. Eastern Time on September 6, 2022, the date that is two days prior to the Special Meeting.

PROPOSAL 1

TO APPROVE, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(d), THE FULL ISSUANCE AND EXERCISE OF SHARES OF COMMON STOCK ISSUED BY THE COMPANY TO CERTAIN INVESTORS.

Background and Overview

Securities Purchase and Security Agreement

On June 30, 2022, we and our three subsidiaries (the “Guarantors”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain institutional investors (the “Purchasers”), pursuant to which we agreed to issue and sell to the Purchasers and the Purchasers agreed to purchase from us (i) senior secured convertible promissory notes (the “Notes”) in an aggregate principal amount of up to $8,480,000 (the “Maximum Amount”) for an aggregate purchase price of $8.0 million and (ii) warrants to purchase shares of common stock (the “Warrants”, and together with the Notes, the “Securities”) in a private placement (the “Private Placement”). The issuance of the Notes, the Warrants and related shares of common stock issuable upon the conversion of the Notes and exercise of the Warrants are intended to be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the rules promulgated thereunder.

The Notes are secured by a pledge of substantially all of the assets, including patents and other intellectual property, of the Company and each of the Guarantors. Also on June 30, 2022, the Company, the Guarantors, the Purchasers and an agent for the Purchasers (the “Agent”) entered into a Security Agreement (the “Security Agreement”), pursuant to which these parties granted the Purchasers, pari passu with each other Purchaser and through the Agent, a security interest in property of the Company and the Guarantors to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Notes and the Guarantors’ obligations under a Subsidiary Guarantee (the “Subsidiary Guarantee”), a continuing security interest in all of these parties right, title and interest in and to certain property, whether presently owned or existing or hereafter acquired or coming into existence, and wherever located, as collateral security for the prompt and complete payment and performance when due of the grantor’s obligations under the Security Purchase Agreement. The Subsidiary Guarantee was entered into on June 30, 2022 by the Company and the Guarantors and provides that the Company and the Guarantors, jointly and severally, guarantee to the Purchasers the prompt and complete payment and performance of all of the liabilities and obligations that are now or in the future owed, contracted or acquired, of the Company or any Guarantor to the Purchasers, including, without limitation, all obligations under the Subsidiary Guarantee, the Notes, the Warrants, and any other related instruments, agreements or other documents. On June 30, 2022, the Company and the Guarantors also entered into a Patent Security Agreement with the Agent, pursuant to which the security interest granted by the Company and the Guarantors to the Purchasers was recorded with the United States Patent and Trademark Office.

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Pursuant to the terms of the Securities Purchase Agreement, we issued and sold to the Purchasers and the Purchasers purchased from us an aggregate principal amount of $4.24 million of Notes for an aggregate purchase price of $4.0 million at an initial closing on June 30, 2022 (the “Initial Closing”). An additional aggregate principal amount of $4.24 million of Notes for an aggregate purchase price of $4.0 million will occur upon the satisfaction of certain conditions specified in the Securities Purchase Agreement (the “Second Closing”). In addition, the Securities Purchase Agreement provides that upon issuance of a Note, we also issue to the Purchaser of that Note a Warrant to be exercisable for a number of shares of common stock equal to 60% of the shares of common stock issuable upon conversion of that Note, with an exercise price equal to $0.7085 per share of common stock, subject to possible adjustment. We issued [4,667,890] Warrants on June 30, 2022 in connection with the Initial Closing.

Pursuant to the Securities Purchase Agreement, we are required to use the proceeds for working capital purposes. The Securities Purchase Agreement also includes other customary affirmative and negative covenants for transactions of this type, including a limitation on our ability to incur certain additional indebtedness. In addition, the Securities Purchase Agreement includes customary representations and warranties made by each of the Purchasers and us.

Pursuant to the terms of the Securities Purchase Agreement, until one year after the Notes are no longer outstanding, upon any issuance by us or any Guarantor of common stock or common stock equivalents for cash consideration, indebtedness or a combination of units thereof (a “Subsequent Financing”), the Purchasers will have the right to participate on the same terms in up to an amount equal to 33.33% of the Subsequent Financing.

The Securities Purchase Agreement does not terminate until all amounts, including unpaid partial liquidated damages, have been paid in full.

Notes

The Notes, subject to an original issue discount of six percent (6%), have a term of eighteen months and accrue interest at the rate of 6.0% per annum.

Under the Notes, commencing on September 29, 2022 and continuing monthly on the first day of each month beginning November 1, 2022 (for the Notes issued at the Initial Closing), the Company is obligated to redeem one fifteenth (1/15th) of the original principal amount under the applicable Note, plus accrued but unpaid interest, liquidated damages and any other amounts then owing to the holder of such Note.

The Company may elect to pay all or part of the redemption amount in conversion shares of common stock based on a conversion price equal to the lesser of (i) the conversion price and (ii) 92% of the average of the three lowest VWAPs (as defined below) during the ten (10) consecutive trading days ending on the trading day that is immediately prior to the applicable redemption date, but in no event may the Company pay the redemption amount in conversion shares of common stock unless the conversion price is at least equal to $0.1003 and certain equity conditions are satisfied. The holder is also entitled to accelerate up to four monthly redemptions during a calendar month.

The Securities Purchase Agreement defines VWAPs to mean, for any date, the price determined by the first of the following clauses that applies: (a) if the common stock is then listed or quoted on a trading market, the daily volume weighted average price of the common stock for such date (or the nearest preceding date) on the Trading Market on which the common stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not determined to be a trading market, the volume weighted average price of the common stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the common stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the common stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the common stock so reported, or (d) in all other cases, the fair market value of a share of common stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

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We may redeem Notes at any time by delivering a notice to the holders of the Notes (an “Optional Redemption Notice” and the date such notice is deemed delivered hereunder, the “Optional Redemption Notice Date”) of our irrevocable election to redeem some or all of the then outstanding principal amount of the Note for cash in an amount equal to the applicable Optional Redemption Amount on the tenth (10th) trading day following the Optional Redemption Notice Date (such date, the “Optional Redemption Date”, such ten (10) trading day period, the “Optional Redemption Period” and such redemption, the “Optional Redemption”). We may only redeem a Note if there is and is expected to be no event of default. We may not redeem a Note if a notice of conversion is tendered before redemption.

If we raise more than $5,000,000 in gross proceeds in one or more subsequent financings while a Note is outstanding, the Note holder may require us to first use up to 20% of the gross proceeds of the subsequent financing to redeem all or a portion of the Note for an amount in cash for the redemption amount equal to 1.08 multiplied by the sum of principal amount subject to the redemption, plus accrued but unpaid interest, plus liquidated damages, if any, and any other amounts, if any, then owing on the Note. The Notes are convertible into the common stock, at a per share conversion price equal to $0.5450, a 10% premium to the average price of the common stock for the three trading days prior to the Initial Closing.

The Notes may not be converted to the extent that, after giving effect to such conversion, the Purchaser, together with its affiliates and any other person acting as a group as defined pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the affiliates and such persons, the “Attribution Parties”), would beneficially own in excess of 4.99% of the number of shares of the common stock outstanding immediately prior to, and immediately after giving effect to, the conversion of all or any portion of the Notes, excluding the number of shares of common stock that would be issuable upon (i) exercise or conversion of the non-exercised portion of the Warrants beneficially owned by such Purchaser or the Attribution Parties and (ii) exercise or conversion of any other securities of the Company, in each case subject to a similar limitation (the “Beneficial Ownership Limitation”). The Purchasers may adjust the Beneficial Ownership limitation at any time, upon 61 days’ notice, provided that the Beneficial Ownership Limitation may not be adjusted above 9.99% of the number of shares of common stock outstanding immediately prior to, and immediately after giving effect to, the conversion of all or any portion of the Notes.

Under the terms of the Notes, if we have not obtained shareholder approval required by the Nasdaq Stock Market from our shareholders with respect to the transactions contemplated by the Securities Purchase Agreement and related documents, including the issuance of all shares in excess of 19.99% of the issued and outstanding common stock at the Initial Closing, then we may not issue, upon conversion of the Notes, a number of shares of common stock which, when aggregated with any shares of common stock issued on or after the first issuance of the Notes and prior to the conversion date (i) in connection with the conversion of any Notes issued pursuant to the Securities Purchase Agreement, (ii) in connection with the exercise of any Warrants issued pursuant to the Securities Purchase Agreement and (iii) in connection with any warrants issued to any registered broker-dealer as a fee in connection with the issuance of the Securities pursuant to the Securities Purchase Agreement, would exceed zero shares of common stock (subject to adjustment for forward and reverse stock splits, recapitalizations and the like) (such number of shares, the “Issuable Maximum”). Each Note holder will be entitled to a portion of the Issuable Maximum equal to the quotient obtained by dividing (x) the original principal amount of the holder’s Note by (y) the aggregate original principal amount of all Notes issued on the date of the first issuance of the Notes to all Holders. In addition, each holder of a Note may allocate its pro-rata portion of the Issuable Maximum among Notes and Warrants held by it in its sole discretion. Such portion shall be adjusted upward ratably in the event a Note holder no longer holds any Notes or Warrants and the amount of shares issued to the Note holder pursuant to the holder’s Notes and Warrants was less than the holder’s pro-rata share of the Issuable Maximum. For avoidance of doubt, unless and until any required shareholder approval is obtained and effective, warrants issued to any registered broker-dealer as a fee in connection with the securities issued pursuant to the Securities Purchase Agreement as described in clause (iii) above shall provide that such warrants shall not be allocated any portion of the Issuable Maximum and shall be unexercisable unless and until such shareholder approval is obtained and effective.

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Warrants

The Warrants issued in the Private Placement will be exercisable for a number of shares of common stock equal to 60% of the shares of common stock issuable upon conversion of the underlying Note, with an exercise price equal to $0.7085 per share of common stock, subject to possible adjustment. The exercise price of the Warrants of $0.7085 represents 130% of the conversion price of the Notes, which as of the Initial Closing was $0.5450, but is subject to adjustment as described above. The Warrants have a five-year term with customary exercise blockers (mirroring the conversion blocker under the Notes) and have other customary terms, including a cashless exercise provision and buy-in remedy.

Registration Rights Agreement

In addition, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) dated June 30, 2022 with the Purchasers pursuant to which we granted to the Purchasers certain demand resale registration rights with respect to the common stock issuable upon conversion of the Note, exercise of the Warrants or resulting from anti-dilution provisions in the Notes or the Warrants or any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event (the “Registrable Securities”). Pursuant to the Registration Rights Agreement we will file a registration statement covering the resale of the Registrable Securities by the Purchasers. We, the Purchasers and certain of our and their affiliates have reciprocal indemnification obligations under the Registration Rights Agreement.

Effect of Issuance of Additional Securities

The Securities will be immediately convertible or exercisable at the discretion of the holder. Immediately after the Initial Closing, the Notes were convertible in full at a conversion price per share of $0.5450 and the Warrants were exercisable in full at an exercise price per share of $0.7085. These prices would apply also after the Second Closing, if any. As of July 18, 2022, we had 36,498,766 shares of common stock outstanding (such amount not giving effect to the exercise of any outstanding options, warrants or any other rights to purchase our securities) (the “July 18 Outstanding Share Amount”). Based on the July 18 Outstanding Share Amount:

●	if the Purchasers were to convert the Notes and exercise the Warrants purchased at the Initial Closing and the Second Closing in full without regard to the Beneficial Ownership Limitation at the conversion price of $0.5450 and the exercise price of $0.7085, the Purchasers would hold an aggregate of 24,895,414 shares of our common stock, equal to 68.2% of our outstanding common stock on a pre-transaction basis (using the July 18 Outstanding Share Amount as the denominator) and [40.6]% of our common stock on a post-transaction basis (using 61,394,180 shares of common stock as the denominator, which includes the July 18 Outstanding Share Amount and the shares assumed issued upon conversion of the Notes and exercise of the Warrants purchased at the Initial Closing and Second Closing).

As such, the Purchasers could significantly influence future Company decisions. Our stockholders will incur dilution of their percentage ownership to the extent that the Purchasers convert the Notes or exercise the Warrants. Further, because of the possibility that the conversion price and exercise price may be further adjusted to a lower amount, stockholders may experience an even greater dilutive effect. The exact magnitude of the dilutive effect cannot be conclusively determined, but the dilutive effect may be material to our current stockholders.

Why We Need Stockholder Approval

We are seeking stockholder approval in order to comply with Nasdaq Listing Rule 5635(d) and to give our board of directors the authority to authorize any subsequent issuance(s) of common stock in excess of 19.99% of the issued and outstanding common stock as a consequence of any corporate action, including the possible negative impact of implementing a reverse stock split, that impacts the Company’s obligations under the Private Placement.

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Our common stock is currently listed on the Nasdaq Capital Market and trades under the ticker symbol “ENSC”. As such, we are subject to Nasdaq Marketplace Rules. Nasdaq Listing Rule 5635(d) requires us to obtain stockholder approval prior to the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) in connection with a transaction other than a public offering at a price less than the “Minimum Price” which either alone or together with sales by officers, directors or substantial stockholders of the company equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance. For Nasdaq purposes, “Minimum Price” means a price that is the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement. In determining whether multiple issuances should be aggregated for purposes of Nasdaq Listing Rule 5635(d), Nasdaq will consider several factors, including the timing of the issuances.

Based on the July 18 Outstanding Share Amount and based on the current conversion price of the Notes of $0.5450 and the exercise price of the Warrants of $0.7085, the conversion of the Notes and the exercise of the Warrants purchased at the Initial Closing in full, and assuming the occurrence of the Second Closing and conversion of Notes and exercise of the Warrants purchased at the Second Closing in full, without regard to the Beneficial Ownership Limitation, would result in the Purchasers holding an aggregate of 24,895,414 shares of our common stock, equal to [68.2]% of our outstanding common stock on a pre-transaction basis (using the July 18 Outstanding Share Amount as the denominator) and [40.6]% of our common stock on a post-transaction basis (using 61,394,180 shares of common stock as the denominator, which includes the July 18 Outstanding Share Amount and the shares assumed issued upon conversion of the Notes and exercise of the Warrants purchased at the Initial Closing and Second Closing). However, because the conversion price and exercise price can be adjusted downward, it is possible that the issuance and conversion of the Notes and exercise of the Warrants could, in the future, result in the issuance of more than 20% of our common stock. We generally have no control over whether the Purchasers will convert the Notes or exercise the Warrants.

Given the foregoing, we are seeking stockholder approval under this Proposal, to comply with Nasdaq Listing Rule 5635(d), to issue more than 20% of our outstanding common stock to the Purchasers under the terms of the Securities Purchase Agreement and the Notes and Warrants issued in connection with the Private Placement to allow for the full issuance and exercise of shares of common stock issued by the Purchasers.

Any transaction requiring approval by our stockholders under Nasdaq Listing Rule 5635(d) to allow for the full issuance and exercise of shares of common stock issued to the Purchasers would likely result in a significant increase in the number of shares of our common stock outstanding, and, as a result, if the Notes are converted and/or the Warrants are exercised, our current stockholders will own a smaller percentage of outstanding shares of our common stock.

The issuance of securities in the Private Placement, may cause a reduction in the percentage interests of our current stockholders in the voting power, any liquidation value, our book and market value, and in any future earnings. Further, the issuance or resale of our common stock issued to the Purchasers upon conversion of the Notes or exercise of the Warrants could cause the market price of our common stock to decline. In addition to the foregoing, the increase in the number of issued shares of our common stock that may be issued upon conversion of the Notes or exercise of the Warrants may have an incidental anti-takeover effect in that additional shares could be used to dilute the stock ownership of parties seeking to obtain control of us. The increased number of issued shares could discourage the possibility of, or render more difficult, certain mergers, tender offers, proxy contests or other change of control or ownership transactions.

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Consequences of Not Approving this Proposal

If our stockholders do not approve this Proposal 1, the Notes will not be convertible and the Warrants will not be exercisable in a manner that violates Nasdaq Listing Rule 5635(d). As a result, to the extent that any future conversion of the Notes or exercise of the Warrants, including Notes and Warrants issued up to the Maximum Amount, would result in the issuance of more than 20% of our outstanding common stock, we would, in lieu of issuing such shares above these thresholds, be obligated to call a meeting of shareholders every four months to seek shareholder approval until the earlier of the date shareholder approval is obtained or the Notes are no longer outstanding and pay the Purchasers an amount in cash equal to the fair market value of such shares of common stock that we were unable to issue. Depending on the fair market value of a share of our common stock at the time of conversion or exercise, this cash payment obligation could be significant. In addition, until shareholder approval has been obtained and deemed effective, neither we nor our subsidiaries may make any issuance whatsoever of common stock or common stock Equivalents which would cause any adjustment of the Conversion Price to the extent the holders of Notes would not be permitted to convert their respective outstanding Notes and exercise their respective Warrants in full, ignoring for such purposes the other conversion or exercise limitations in the Notes and Warrants. Any Purchaser will be entitled to obtain injunctive relief against us to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

In addition, our failure to obtain approval of this Proposal 1 when such failure would prohibit us to satisfying our obligations under the Notes might constitute an event of default. Further, failure to make any of the cash payments described above would likely amount to an event of default under the Notes. If any event of default occurs, the outstanding principal amount of the Notes, plus accrued but unpaid interest, liquidated damages and other amounts owing through the date of acceleration, become, at a Note holder’s election, immediately due and payable, at the Note holder’s election in cash at the Mandatory Default Amount or in shares of common stock at the Mandatory Default Amount (as defined below) at a conversion price equal to 85% of the average of the three lowest VWAPs during the ten (10) consecutive trading days ending on the trading day that is immediately prior to the applicable date the Mandatory Default Amount is demanded or otherwise due.

The “Mandatory Default Amount” is defined in the Notes to mean the sum of (a) the greater of (i) the outstanding principal and interest on a Note, divided by the lesser of (i) the Conversion Price, or (ii) 85% of the average of the three lowest VWAPs (as defined above under “PROPOSAL 1—Background and Overview—Notes”) during the ten (10) consecutive trading days ending on the trading day that is immediately prior to the applicable date the Mandatory Default Amount is either (A) demanded (if demand or notice is required to create an event of default) or otherwise due or (B) paid in full, whichever has a lower Conversion Price, multiplied by the highest closing price for the common stock on the trading market during the period beginning on the date of first occurrence of the event of default and ending on the date the Mandatory Default Amount is paid in full, or (ii) 130% of the sum of the outstanding principal amount of a Note, plus accrued and unpaid interest, and (b) all other amounts, costs, expenses and liquidated damages due in respect of a Note. Commencing five days after an event of default that results in the eventual acceleration of the Notes, the interest rate on the Notes will increase to the lesser of 10% per annum or the maximum rate permitted under applicable law.

Additional Information

This summary is intended to provide you with basic information concerning the Securities Purchase Agreement, Notes and Warrants. The full text of the Securities Purchase Agreement and forms of notes and warrants was included in exhibits to our Current Reports on Form 8-K filed with the SEC on July 6, 2022.

Required Vote of Stockholders

A quorum being present, this proposal must receive a “For” vote from the holders of a majority of the shares of common stock properly casting votes for or against this proposal at the Special Meeting in person (including virtually) or by proxy. Abstentions will have the effect of a vote AGAINST the proposal. Broker non-votes will have no effect on the proposal.

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Additional Board Rationale

The Private Placement was approved by the Board on June 30, 2022. The Board determined that Proposal 1 is advisable and in the best interest of our stockholders and recommended that our stockholders vote in favor of Proposal 1. In reaching its determination to approve Proposal 1, the Board, with advice from our management and legal advisors, considered a number of factors, including:

●	the fact that the proceeds from the Notes and Warrants that will provide the necessary working capital to enable us to execute our development plan for TAAP and MPARTM technology and our lead program PF614 and our pipeline programs PF614-MPAR and TAAP-methadone;

●	the additional and potentially substantial cash payment obligations that could arise as a result of our inability to issue shares of common stock in violation of Nasdaq Rule 5635(d) if Proposal 1 is not approved;

●	our current financial condition, results of operations, cash flow and liquidity, which require us to raise additional capital for ongoing operational needs; and

●	the fact that our management explored various possible financing options with other potential investors and volatility in the current financial markets, we are not aware of an ability for us to obtain the financing needed for our interim cash needs at a comparable level to the transactions with the Purchasers, or at all.

●	the fact that stockholders holding more than forty three percent of the shares entitled to vote on this matter entered into Voting Agreements with the Company requiring them to vote in favor of this matter.

In view of the variety of factors considered in connection with the evaluation of Proposal 1, the Board did not find it practicable to, and did not, quantify or otherwise attempt to assign any relative weight to the various factors considered. In addition, in considering the various factors, individual members of the Board may have assigned different weights to different factors.

Recommendation of our Board

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(d), OF THE FULL ISSUANCE AND EXERCISE OF SHARES OF COMMON STOCK ISSUED BY THE COMPANY TO CERTAIN INVESTORS. APPROVAL OF PROPOSAL 1 ALSO GIVES THE BOARD OF DIRECTORS THE AUTHORITY TO AUTHORIZE ANY SUBSEQUENT ISSUANCE(S) OF COMMON STOCK IN EXCESS OF 19.99% OF THE ISSUED AND OUTSTANDING COMMON STOCK AS A CONSEQUENCE OF ANY CORPORATE ACTION, INCLUDING THE POSSIBLE NEGATIVE EFFECTS OF IMPLEMENTING A REVERSE STOCK SPLIT, THAT IMPACTS THE COMPANY’S OBLIGATIONS UNDER THE PRIVATE PLACEMENT.

Required Vote of Stockholders

A quorum being present, Proposal 1 requires the affirmative vote of a majority of the shares of our common stock present in person (including virtually) or by proxy at the Special Meeting and entitled to vote thereon as of the Record Date. Abstentions will have the effect of a vote AGAINST the proposal. Broker non-votes will have no effect on the proposal.

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PROPOSAL 2

TO APPROVE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO AUTHORIZE THE COMPANY’S BOARD OF DIRECTORS TO COMBINE OUTSTANDING SHARES OF THE COMPANY’S COMMON STOCK INTO A LESSER NUMBER OF OUTSTANDING SHARES BY A RATIO OF NOT LESS THAN ONE-FOR-FIVE AND NOT MORE THAN ONE-FOR-TWENTY, WITH THE EXACT RATIO TO BE SET WITHIN THIS RANGE BY THE BOARD IN ITS SOLE DISCRETION, IN THE FORM ATTACHED AS ANNEX A TO THIS PROXY STATEMENT.

Introduction

The Board has approved the form of an amendment to our Certificate of Incorporation to combine the outstanding shares of our common stock, into a lesser number of outstanding shares, a so-called “Reverse Stock Split”. As of July 7, 2022, there were 36,498,766 shares of our common stock outstanding. If approved by the stockholders as proposed, the Board would have the sole discretion to effect the amendment and combination at any time before June 13, 2023 and to fix the specific ratio for the combination, provided that the ratio would be not less than one-for-five and not more than one-for-twenty. The Board would also have the discretion to abandon the amendment prior to its effectiveness.

On June 17, 2022, we received written notice from the staff of the Listing Qualifications Department of Nasdaq (the “Nasdaq Staff”) that we were not in compliance with the $1.00 minimum bid price requirement for continued listing on The Nasdaq Capital Market. We have until December 14, 2022 to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of our common stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days. If we are not in compliance by December 14, 2022, we may be afforded a second 180-calendar day period to regain compliance. To qualify, we would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, except for the minimum bid price requirement. In addition, we would be required to notify Nasdaq of our intent to cure the minimum bid price deficiency, which may, if necessary, include implementing the Reverse Stock Split. Our Board currently intends to cure our minimum bid price deficiency by implementing the Reverse Stock Split, if approved by our stockholders.

However, on June 16, 2022 we received written notice from the Nasdaq Staff that we were not in compliance with the Minimum Value of Listed Securities (“MVLS”) requirement of $35 million for continued listing on the Nasdaq Capital Market. We have until December 13, 2022 to regain compliance with the MVLS requirement. To regain compliance, the Company’s MVLS must close at $35 million or more for a minimum of ten consecutive business days (or such longer period of time as the Nasdaq Staff may require in some circumstances, but generally not more than 20 consecutive business days) during the compliance period ending December 13, 2022. The Company could also regain compliance by meeting the continued listing standard of a minimum stockholders’ equity of at least $2.5 million, which standard the Company does not meet currently. The Reverse Stock Split would not result in Company compliance with the MVLS requirement or the minimum stockholders’ equity of $2.5 million.

If approved by stockholders, this Reverse Stock Split Proposal would permit (but not require) the Board to effect a Reverse Stock Split of our common stock at any time before June 13, 2023 by a ratio of not less than one-for-five and not more than one-for-twenty, with the specific ratio to be fixed within this range by the Board in its sole discretion without further stockholder approval (the “Reverse Stock Split Ratio”). We believe that enabling the Board to fix the specific ratio of the Reverse Stock Split within the stated range will provide us with the flexibility to implement it in a manner designed to maximize the anticipated benefits for our stockholders. In fixing the ratio, the Board may consider, among other things, factors such as:

●	the historical trading price and trading volume of our common stock;
●	the number of shares of common stock outstanding;
●	the then-prevailing trading price and trading volume of the common stock;
●	the anticipated impact of the Reverse Stock Split on the trading market for the common stock;
●	potential financing opportunities; and
●	prevailing general market and economic conditions.

The Board anticipates fixing a specific ratio designed to target a post-split per share price of approximately $10.00.

If approved by our stockholders, the Reverse Stock Split would become effective upon the filing of the amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware, or at the later time set forth in the amendment. The exact timing of the amendment will be determined by the Board based on its evaluation as to when such action will be the most advantageous to the Company and its stockholders. In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to abandon the amendment and the Reverse Stock Split if, at any time prior to the effectiveness of the filing of the amendment with the Secretary of State of the State of Delaware, the Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.

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The proposed form of amendment to the Certificate of Incorporation to effect the Reverse Stock Split is attached as Annex A to this Proxy Statement. Any amendment to the Certificate of Incorporation to effect the Reverse Stock Split will include the Reverse Stock Split Ratio fixed by the Board, within the range approved by our stockholders.

Reasons for the Reverse Stock Split

The Company’s common stock is listed on Nasdaq, which has as one of its continued listing requirements that listed securities maintain a minimum bid price of not less than $1.00 per share. On June 17, 2022, Ensysce received written notice from the Listing Qualifications Department of Nasdaq notifying us that we are not in compliance with the minimum bid price requirements set forth in the Nasdaq Listing Rules 5550(a)(2) and that we had 180 calendar days, or until December 14, 2022, to regain compliance. If we are not in compliance by December 14, 2022, we may request a second 180-day period to regain compliance. To regain compliance, the bid price of the common stock must have a closing bid price of at least $1.00 per share for a minimum of 10 consecutive trading days.

The Reverse Stock Split proposal is intended primarily to increase our per share bid price and satisfy Nasdaq continued listing requirements. Reducing the number of outstanding shares of our common stock should, absent other factors, increase the per share market price of the common stock, although we cannot provide any assurance that we will be able to meet or maintain a bid price over the minimum bid price requirement for continued listing on Nasdaq or any other exchange. The delisting of our common stock from Nasdaq may result in decreased liquidity, increased volatility in the price and trading volume of our common stock, a loss of current or future coverage by certain sell-side analysts, a diminution of institutional investor interest and/or the impairment of our ability to raise capital. Delisting could also cause a loss of confidence of our customers, collaborators, vendors, suppliers and employees, which could harm our business and future prospects. If our common stock were delisted from Nasdaq, it may qualify for quotation on the OTC Bulletin Board or other over-the-counter marketplace.

We also believe that the low market price of our common stock impairs its acceptability to important segments of the institutional investor community and the investing public. Many investors look upon low-priced stock as speculative in nature and, as a matter of policy, avoid investment in such stocks. Moreover, the low market price of our common stock may have reduced the effective marketability of its shares because of the reluctance of many brokerage firms to recommend low-priced stock to their clients. Further, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks. Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of low-priced stock because the brokerage commission on a sale of low-priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher-priced issue.

In evaluating this Reverse Stock Split Proposal, in addition to the considerations described above, the Board also took into account various negative factors associated with reverse stock splits generally. These factors include: the negative perception of reverse stock splits held by some investors, analysts and other stock market participants; the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined in share price and corresponding market capitalization; the adverse effect on liquidity that might be caused by a reduced number of shares outstanding; and the costs associated with implementing a reverse stock split.

After considering a range of available options to regain compliance with the minimum bid price requirement, in order to provide flexibility, the Board determined to seek stockholder approval for a range of reverse split ratios of not less than one-for-five and not greater than one-for-twenty. The need for the range is due to the volatility of our stock price, the sales price of which ranged from a high of $5.04 to a low of $0.40 between January 1, 2022 and July 7, 2022.

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We believe that enabling the Board to set the exact Reverse Stock Split Ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders. In determining whether to implement the Reverse Stock Split and selecting the exchange ratio, the Board will consider factors such as:

●	the total number of shares of common stock outstanding;
●	the Nasdaq requirements for the continued listing of our common stock;
●	the historical trading price and trading volume of our common stock;
●	the then prevailing trading price and trading volume for our common stock;
●	the anticipated impact of the Reverse Stock Split on the trading price of and market for our common stock;
●	the administrative and transaction costs associated with potential exchange ratios;
●	potential financing opportunities; and
●	prevailing general market and economic conditions.

Reducing the number of outstanding shares of our common stock through a Reverse Stock Split is intended, absent other factors, to increase the per share market price of the common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split or that the market price of the common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split. In addition, the Reverse Stock Split may not result in a market price per share that will attract certain segments of the institutional investor community and the investing public that previously refrained from investing in us because of the low market price of our common stock.

The Board will have sole discretion as to any implementation of, and the exact timing and actual ratio of, the Reverse Stock Split within the range of ratios specified in this proposal and before June 13, 2023. The Board may also determine that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders and decide to abandon the Reverse Stock Split at any time before, during or after the Special Meeting and prior to its effectiveness, without further action by the stockholders.

Potential Effects of Proposed Amendment

If our stockholders approve the Reverse Stock Split and the Board effects it, the number of shares of common stock issued and outstanding will be reduced, depending upon the ratio determined by the Board. The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that, as described below in “Fractional Shares,” holders of common stock otherwise entitled to a fractional share as a result of the Reverse Stock Split because they hold a number of shares not evenly divisible by the reverse stock split ratio will, in lieu of a fractional share, receive one whole share of common stock. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split alone would have no effect on our authorized capital stock, and the total number of authorized shares would remain the same as before the Reverse Stock Split. This would have the effect of increasing the number of shares of common stock available for issuance. The additional available shares would be available for issuance from time to time at the discretion of the Board when opportunities arise, without further stockholder action or the related delays and expenses, except as may be required for a particular transaction by law, the rules of any exchange on which our securities may then be listed, or other agreements or restrictions. There are no preemptive rights relating to the common stock. As such, any issuance of additional shares of common stock would increase the number of outstanding shares of common stock and (unless such issuance was pro-rata among existing stockholders) the percentage ownership of existing stockholders would be diluted accordingly. In addition, any such issuance of additional shares of common stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock.

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The increase in the authorized number of shares of common stock and any subsequent issuance of such shares of common stock could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders as such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. This proposal is not being made in response to any effort of which the Board is aware to accumulate shares of common stock or obtain control of the Company.

In addition to sales of common stock, if our stockholders approve the Reverse Stock Split and the Board effects it, the additional authorized shares of common stock would also be available for conversions of convertible securities that we may issue, acquisition transactions, strategic relationships with corporate and other partners, stock splits, stock dividends and other transactions that may contribute to the growth of our business. Any decision to issue equity will depend on, among other things, our evaluation of funding needs, developments in business and technologies, current and expected future market conditions and other factors. There can be no assurance, however, even if the Reverse Stock Split is approved and implemented, that any financing transaction or other transaction would be undertaken or completed.

The Reverse Stock Split will not change the terms of the common stock. After the Reverse Stock Split, the shares of common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to common stock now authorized.

The Reverse Stock Split may result in some stockholders owning “odd-lots” of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

After the effective time of the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934 (the “Exchange Act”). Subject to compliance with applicable continued listing requirements, our common stock will continue to be listed on Nasdaq and traded under the symbol “ENSC,” although the exchange will add the letter “D” to the end of the trading symbol for a period of 20 trading days after the effective time to indicate that a Reverse Stock Split has occurred. After the effective time of the Reverse Stock Split, it is expected that our common stock will have a new CUSIP number. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” as described by Rule 13e-3 under the Exchange Act.

After the effective time of the Reverse Stock Split, the post-split market price of our common stock may be less than the pre-split price multiplied by the Reverse Stock Split Ratio. In addition, a reduction in the number of shares outstanding may impair the liquidity for our common stock, which may reduce the value of the common stock.

Beneficial Holders of Common Stock

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a stockbroker, bank or other nominee in the same manner as registered stockholders whose shares are registered in their names. Stockbrokers, banks or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these stockbrokers, banks or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of common stock with a stockbroker, bank or other nominee and who have any questions in this regard are encouraged to contact their stockbrokers, banks or other nominees.

Registered “Book-Entry” Holders of Common Stock

Certain registered holders of common stock may hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with statements reflecting the number of shares registered in their accounts. Stockholders who hold shares electronically in book-entry form with our transfer agent will not need to take action to receive evidence of their shares of post-Reverse Stock Split common stock.

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Holders of Certificated Shares of Common Stock

Stockholders holding shares of our common stock in certificated form will be sent a transmittal letter by our transfer agent after the effective time of the Reverse Stock Split. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to the transfer agent. Unless a stockholder specifically requests a new paper certificate or holds restricted shares, upon the stockholder’s surrender of all of the stockholder’s Old Certificates to the transfer agent, together with a properly completed and executed letter of transmittal, the transfer agent will register the appropriate number of shares of post-Reverse Stock Split common stock electronically in book-entry form and provide the stockholder with a statement reflecting the number of shares of common stock registered in the stockholder’s account. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of shares of post-Reverse Stock Split common stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for the appropriate number of shares of post-Reverse Stock Split common stock. If an Old Certificate has a restrictive legend on its reverse side, then a new certificate will be issued with the same restrictive legend on its reverse side.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

Ensysce will not issue fractional shares in connection with the Reverse Stock Split. Instead stockholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split will receive one whole share of common stock in lieu of such fractional share.

Effect of the Reverse Stock Split on Stock-Based Awards

Based upon the Reverse Stock Split Ratio, proportionate adjustments are generally required to be made to the per share exercise price or the per share base price and the number of shares issuable upon the exercise of all outstanding options and to the per share base price of all outstanding restricted stock units. This would result in approximately the same aggregate price being required to be paid under such options upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. However, to comply with certain regulations under the Internal Revenue Code of 1986, as amended (the “Code”), the per share exercise price or per share base price of each outstanding option or outstanding restricted stock unit would be rounded up to the nearest whole cent and the number of shares of common stock that could be acquired upon the exercise of each option or restricted stock unit, as applicable, would be rounded down to the nearest whole share. The number of shares reserved for issuance pursuant to outstanding options, restricted stock awards and restricted stock unit awards and, if approved by our stockholders, the unissued aggregate share reserve under our Amended and Restated 2021 Omnibus Incentive Plan will be reduced proportionately based upon the reverse stock split ratio. Finally, no holder of any outstanding option or outstanding restricted stock unit would be entitled to receive payment for any fractional share.

Effect of the Reverse Stock Split on Outstanding Warrants

Based upon the Reverse Stock Split Ratio, the Reverse Stock Split will require that proportionate adjustments be made to the number of shares of common stock issuable upon exercise of the Company’s outstanding warrants such that the number of outstanding warrants/shares of common stock exercisable for those warrants would be proportionally reduced and the exercise price by which the Company’s outstanding warrants may be exercised for common stock would be proportionally increased so that the aggregate exercise price of the warrants is unchanged.

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Accounting Matters

The proposed amendment to the Certificate of Incorporation will not affect the par value of our common stock. As a result, at the effective time of the Reverse Stock Split, the stated capital on our balance sheet attributable to the common stock will be reduced in the same proportion as the Reverse Stock Split Ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the common stock will be reclassified for prior periods to conform to the post-reverse stock split presentation.

Pro Forma Capitalization of Common Stock

The table below summarizes our pro forma capitalization of our common stock, as of July 7, 2022, before and after giving effect to a hypothetical Reverse Stock Split of one-for-five (1-for-5), one-for-ten (1-for-10), one-for-fifteen (1-for-15) and one-for-twenty (1-for-20). The table below includes the potential conversion of the notes issued by the Company in 2021 but does not include the potential conversion into common stock of the transaction that is the subject of Proposal 1, e.g., conversion of the notes issued to the Purchasers (assuming that an Affirmative Vote is obtained of Proposal 1) described in Proposal 1. For more information see, “Proposal 1 - To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the full issuance and exercise of shares of common stock issued by the Company to certain investors—Effect of Issuance of Additional Securities”. The Reverse Stock Split alone would have no effect on our authorized capital stock. For purposes of the figures below, share numbers have been rounded down to the nearest whole share.

	Prior to Reverse Stock Split	1-for-5	1-for-10	1-for-15	1-for-20
Authorized Shares of Common Stock:	150,000,000	150,000,000	150,000,000	150,000,000	150,000,000
Shares of Common Stock Issued and Outstanding:	36,498,766	7,299,753	3,649,876	2,433,251	1,824,938
Shares of Common Stock Reserved for Future Issuance but not Issued and Outstanding:	4,207,484	841,496	420,748	280,498	210,374
Shares of Common Stock Reserved for Future Issuance upon the Exercise of Warrants	21,090,873	4,218,174	2,109,087	1,406,058	1,054,543
Amended and Restated 2021 Omnibus Incentive Plan:	7,796,710	1,559,342	779,671	519,780	389,835
Shares of Common Stock Available for Future Issuance:	80,406,167	136,081,235	143,040,618	145,360,413	146,520,310

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Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of the material U.S. federal income tax consequences of the proposed Reverse Stock Split to U.S. Holders (as defined below) of common stock. This discussion is based on the Code, U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of common stock. Ensysce has not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed Reverse Stock Split.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of common stock that, for U.S. federal income tax purposes, is or is treated as:

●	an individual who is a citizen or resident of the United States;
●	a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;
●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
●	a trust that (1) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

This discussion is limited to U.S. Holders who hold their common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a U.S. Holder, including the impact of the alternative minimum tax or the Medicare contribution tax on net investment income or the application of the constructive sale provisions of the Code, the “qualified small business stock” provisions of Section 1202 of the Code, the “Section 1244 stock” provisions of Section 1244 of the Code, or special rules relevant to tax-qualified retirement plans. In addition, it does not address consequences relevant to holders that are subject to special rules, including, without limitation:

●	persons who are not U.S. Holders;
●	U.S. Holders whose functional currency is not the U.S. dollar;
●	persons holding Ensysce common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
●	banks, insurance companies and other financial institutions;
●	real estate investment trusts or regulated investment companies;
●	brokers, dealers or traders in securities;
●	tax-exempt organizations or governmental organizations; and
●	persons who actually or constructively own 10% or more of Ensysce voting stock.

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If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding common stock and the partners in such entities should consult their tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Stock Split to them.

In addition, the following discussion does not address the U.S. federal estate and gift tax laws or any applicable state, local or non-U.S. tax law consequences of the proposed Reverse Stock Split. Furthermore, the following discussion does not address any tax consequences of transactions effected before, after or at the same time as the proposed Reverse Stock Split, whether or not they are in connection with the proposed Reverse Stock Split.

HOLDERS OF OUR COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Tax Consequences of the Reverse Stock Split

The proposed Reverse Stock Split is expected to constitute a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. As a result, a U.S. Holder generally should not recognize gain or loss upon the proposed Reverse Stock Split. A U.S. Holder’s aggregate adjusted tax basis in the shares of common stock received pursuant to the proposed Reverse Stock Split should equal the aggregate adjusted tax basis of the shares of the common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of common stock), and such U.S. Holder’s holding period in the shares of common stock received should include the holding period in the shares of common stock surrendered. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of common stock surrendered to the shares of common stock received in a recapitalization pursuant to the proposed Reverse Stock Split. U.S. Holders of shares of common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

As noted above, we will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares will be automatically entitled to receive an additional fraction of a share of common stock to round up to the next whole post-split share. The U.S. federal income tax treatment of the receipt of such a fractional share in a reverse stock split is not clear. It is possible that the receipt of such an additional fraction of a share of common stock may be treated as a distribution taxable as a dividend or as an amount received in exchange for common stock. We intend to treat the issuance of such an additional fraction of a share of common stock in the Reverse Stock Split as a non-recognition event, but there can be no assurance that the Internal Revenue Service or a court would not successfully assert otherwise.

Required Vote of Stockholders

A quorum being present, the Reverse Split Proposal requires the affirmative vote of at least fifty percent (50%) of the voting power of the outstanding shares of our common stock entitled to vote generally in the election of directors, voting together as a single class, entitled to vote thereon as of the Record Date. Abstentions will have the effect of a vote “AGAINST” the proposal. Broker non-votes will have the effect of a vote “AGAINST” the proposal.

Recommendation of our Board

OUR BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO AUTHORIZE THE COMPANY’S BOARD OF DIRECTORS TO COMBINE OUTSTANDING SHARES OF THE COMPANY’S COMMON STOCK INTO A LESSER NUMBER OF OUTSTANDING SHARES BY A RATIO OF NOT LESS THAN ONE-FOR-FIVE AND NOT MORE THAN ONE-FOR-TWENTY, WITH THE EXACT RATIO TO BE SET WITHIN THIS RANGE BY THE BOARD IN ITS SOLE DISCRETION, IN THE FORM ATTACHED AS ANNEX A TO THIS PROXY STATEMENT

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PROPOSAL 3:

APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT AN INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

General

Our Third Amended and Restated Certificate of Incorporation currently authorizes the Company to issue a total of 150,000,000 shares of common stock, par value $0.0001 per share, and 1,500,000 shares of preferred stock, par value $0.0001 per share.

Subject to stockholder approval, the Board approved an amendment to our certificate of incorporation to, at the discretion of the Board of Directors, and subject to our stockholders approving the Reverse Split Proposal and the implementation of the Reverse Stock Split, revise the total number of shares of common stock that the Company is authorized to issue from 150,000,000 to 250,000,000 (the “Authorized Shares Increase Proposal”). The increase in authorized shares of our common stock (the “Common Stock Increase”) will not change the number of authorized shares of preferred stock, which currently consists of 1,500,000 shares.

The actual timing for implementation of the Common Stock Increase would be determined by the Board, following or concurrent with the implementation of the Reverse Stock Split, and based upon its evaluation as to when such action would be most advantageous to the Company and its stockholders. Notwithstanding approval of the Common Stock Increase and the Reverse Split Proposal and the implementation of the Reverse Stock Split, the Board will have the sole authority to elect whether and when to amend our certificate of incorporation to effect the Common Stock Increase. If the Common Stock Increase and the Reverse Split Proposal are approved by our stockholders and the Reverse Stock Split is implemented, the Board will make a determination as to whether effecting the Common Stock Increase is in the best interests of the Company and our stockholders in light of, among other things, the Company’s anticipated need for future equity issuances. For additional information concerning the factors the Board will consider in deciding whether to effect the Common Stock Increase, see “— Board Discretion to Effect the Increase of Authorized Shares.”

The text of the proposed amendment to the Company’s certificate of incorporation to effect the Common Stock Increase is included in Annex A to this proxy statement under the paragraph numbered “FOURTH” (the “Authorized Share Charter Amendment”). If the Authorized Shares Increase Proposal to effect the Common Stock Increase and the Reverse Split Proposal are approved by the Company’s stockholders and the Reverse Stock Split is implemented, the Company will have the authority to file the Authorized Share Charter Amendment with the Secretary of State of the State of Delaware, which will become effective upon its filing; provided, however, that the Authorized Share Charter Amendment is subject to revision to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable. If the proposal to effect the Common Stock Increase is not approved by the Company’s stockholders but the Reverse Split Proposal is approved by the Company’s stockholders and the Reverse Stock Split is implemented, the portion of the Annex A constituting the Authorized Share Charter Amendment (the paragraph numbered “FOURTH”) will be removed from Annex A and will not be filed.

Purpose

The primary purpose of the Common Stock Increase is to increase the total number of shares of common stock that we are authorized to issue to (i) maintain alignment with market expectations regarding the number of authorized shares of our common stock in comparison to the number of shares issued or reserved for issuance following the Reverse Stock Split and ensure that we do not have what certain stockholders might view as an unreasonably high number of authorized shares which are not issued or reserved for issuance, (ii) provide us with the ability to pursue financing and corporate opportunities involving our common stock, which may include private or public offerings of our equity securities, and (iii) provide us with the ability to grant appropriate equity incentives for our employees over time]. Accordingly, the implementation of the Common Stock Increase is expressly conditioned on the Reverse Split Proposal and implementation of the Reverse Stock Split.

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Effect of the Increase of Authorized Shares; Risks Associated with the Increase of Authorized Shares

If the Common Stock Increase is implemented, it will revise the total number of shares of common stock that we are authorized to issue from 150,000,000 to 250,000,000. The Common Stock Increase would not have any effect on the rights of existing stockholders and the par value per share of common stock will remain $0.0001. The Common Stock Increase would not have any impact on the total number of shares of preferred stock that the Company is authorized to issue, which will remain at 1,500,000 shares. If the Reverse Split Proposal is approved and implemented by the Board of Directors, but the Common Stock Increase is not approved or implemented by the Board of Directors, then the total number of shares of capital stock that we are authorized to issue will not be affected by the reverse stock split and will remain 151,500,000 shares, consisting of 150,000,000 shares of common stock and 1,500,000 shares of preferred stock.

The Common Stock Increase would result in a greater number of shares of authorized but unissued common stock being available for future issuance for various purposes, including raising capital or making acquisitions. We currently expect that the amount of authorized but unissued shares of common stock available for future issuances following the Reverse Stock Split and Common Stock Increase will be sufficient for our future needs.

Board Discretion to Effect the Increase of Authorized Shares

If the Authorized Shares Increase Proposal is approved by our stockholders, the Common Stock Increase will only be effected upon a determination by the Board, in its sole discretion, that filing the Authorized Share Charter Amendment with the increase in authorized shares of common stock is in the best interests of the Company and its stockholders. In making its determination, the Board will consider, among other things, whether the Common Stock Increase is in the best interests of the Company’s stockholders in light of the Company’s anticipated needs to reserve authorized shares of common stock for:

●  raising capital through the sale of equity securities;

●  entering into strategic business combinations;

●  providing equity incentives to officers, directors and employees; and

●  other corporate purposes.

In addition, whether the Board determines to implement the Common Stock Increase could depend on the ratio that the Board of Directors selects for the Reverse Stock Split and the resulting number of shares of common stock that are issued and outstanding.

Effective Time of the Increase of Authorized Shares

If the Authorized Shares Increase Proposal is approved by our stockholders, the Common Stock Increase would become effective, if at all, when the Authorized Share Amendment is accepted and recorded by the office of the Secretary of State of the State of Delaware. However, notwithstanding approval of the Common Stock Increase and the Reverse Split Proposal by our stockholders and the implementation of the Reverse Stock Split, the Board will have sole authority to elect whether and when to amend our certificate of incorporation to effect the Common Stock Increase.

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Required Vote of Stockholders

A quorum being present, the Authorized Shares Increase Proposal requires the affirmative vote of at least fifty percent (50%) of the voting power of the outstanding shares of our common stock entitled to vote generally in the election of directors, voting together as a single class, entitled to vote thereon as of the Record Date. Abstentions will have the effect of a vote “AGAINST” the proposal. Broker non-votes will have the effect of a vote “AGAINST” the proposal.

Recommendation of our Board

OUR BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

PROPOSAL 4 —

ADJOURNMENT OF THE SPECIAL MEETING

If at the time of the Special Meeting, the number of shares of the Company’s common stock voting in favor of one or more of the proposals set forth in this Proxy Statement is insufficient to approve one or more of those proposals, we may move to adjourn the Special Meeting in order to allow us to continue to solicit additional proxies in favor of the proposals set forth in this Proxy Statement that require additional “FOR” votes for their approval.

The Board believes that it is in the best interests of the Company’s Stockholders to have each of the proposals approved and implemented, and, therefore, enabling us to adjourn the meeting to continue to solicit proxies for one or more of the proposals is advisable. The time and place of the adjourned meeting will be announced at the time the adjournment is taken. Any adjournment of the Special Meeting for the purpose of soliciting additional proxies will allow the Stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned or postponed.

The Board Recommends a Vote “FOR” the Adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of any or all of the other proposals set forth in this Proxy Statement and proxies that are returned will be so voted unless otherwise instructed.

Required Vote of Stockholders

A quorum being present, the Additional Solicitation Proposal requires the affirmative vote of a majority of the shares of our common stock present in person (including virtually) or by proxy at the Special Meeting and entitled to vote thereon as of the Record Date. Abstentions will have the effect of a vote “AGAINST” the proposal. Broker non-votes will have no effect on the proposal

Recommendation of our Board

OUR BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO CONSIDER AND VOTE UPON THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF ANY OR ALL OF THE OTHER PROPOSALS SET FORTH IN THIS PROXY, AS DESCRIBED IN THIS PROPOSAL.

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VOTING AND PROXY PROCEDURES

Record Date; Voting Rights and Outstanding Shares

Only holders of record of our common stock as of the close of business on July 18, 2022 are entitled to receive notice of, and to vote at, the Special Meeting. Each holder of common stock shall be entitled to one vote for each share held on all matters to be voted upon at the Special Meeting. At the close of business on the Record Date, there were 36,498,766 shares of common stock outstanding.

Holders of record who hold shares of common stock directly on the Record Date must return a proxy by one of the methods described on the proxy card or attend the Special Meeting virtually in order to vote on the proposals. To attend the Special Meeting, holders of record must go to https://agm.issuerdirect.com/ensc, enter the control number received on the proxy card or notice of the meeting and click on the “Click here to preregister for the online meeting” link at the top of the page. Holders of record will need to log back into the meeting site using the control number previously provided, immediately prior to the start of the Special Meeting. Holders of record must register before the Special Meeting starts.

Investors who hold shares of common stock indirectly on the Record Date (“Beneficial Holders”) through a brokerage firm, bank or other financial institution (each a “Financial Institution”) must obtain a legal proxy from the Financial Institution and e-mail a copy of the legal proxy to proxy@issuerdirect.com to have their shares voted in accordance with their instructions, as Financial Institutions do not have discretionary voting authority with respect to any of the proposals described in this Proxy Statement. Financial Institutions that do not receive voting instructions from Beneficial Holders will not be able to vote those shares. Beneficial owners should contact their bank, broker, or other nominee for instructions regarding obtaining a legal proxy. Beneficial owners who e-mail a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the Special Meeting. Beneficial Owners that have obtained a meeting control number will receive an e-mail prior to the meeting with a link and instructions for entering the Special Meeting. Beneficial owners should contact Issuer Direct on or before 5:00 p.m. Eastern Time on September 6, 2022, the date that is two days prior to the Special Meeting.

A quorum of stockholders is necessary to take action at the Special Meeting. Stockholders representing a majority of the outstanding shares of our common stock (present in person (including virtually) or represented by proxy) will constitute a quorum. We will appoint an election inspector, who may be a Company employee, for the meeting to determine whether a quorum is present and to tabulate votes cast by proxy or in person (including virtually) at the Special Meeting. Abstentions, withheld votes and broker non-votes (which occur when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular matter because such broker, bank or other nominee does not have discretionary authority to vote on that matter and has not received voting instructions from the beneficial owner) are counted as present for purposes of determining the presence of a quorum for the transaction of business at the Special Meeting.

Votes Required for Each Proposal

To approve the proposals being considered at the Special Meeting, the voting requirements are as follows:

Proposal	Vote Required	Discretionary Voting Permitted?
Proposal 1	Majority Present	No
Reverse Split	Majority Outstanding	No
Authorized Shares Increase	Majority Outstanding	No
Additional Solicitation	Majority Present	No

“Discretionary Voting Permitted” means that brokers will have discretionary voting authority with respect to shares held in street name for their clients, even if the broker does not receive voting instructions from their client.

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“Majority Outstanding” means a majority of the voting power of the outstanding shares of our common stock entitled to vote generally in the election of directors, voting together as a single class at the Special Meeting and entitled to vote thereon as of the Record Date.

“Majority Present” means a majority of the shares of our common stock present in person (including virtually) or by proxy at the Special Meeting and entitled to vote thereon as of the Record Date.

The vote required and method of calculation for the proposals to be considered at the Special Meeting are as follows:

Proposal 1. Approval of this proposal requires the affirmative vote of a majority of the shares of our common stock present in person (including virtually) or by proxy at the Special Meeting and entitled to vote thereon as of the Record Date. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. For purposes of determining whether this proposal has passed, abstentions will have the effect of a vote AGAINST the proposal. Broker non-votes will have no effect on the proposal.

Proposal 2—Reverse Split Proposal. Approval of this proposal requires the affirmative vote of a majority of the voting power of the outstanding shares of our common stock entitled to vote generally in the election of directors, voting together as a single class at the Special Meeting and entitled to vote thereon as of the Record Date. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. For purposes of determining whether this proposal has passed, abstentions will have the effect of a vote AGAINST the proposal. Broker non-votes will have the effect of a vote AGAINST the proposal.

Proposal 3—Authorized Shares Increase Proposal. Approval of this proposal requires the affirmative vote of a majority of the voting power of the outstanding shares of our common stock entitled to vote generally in the election of directors, voting together as a single class at the Special Meeting and entitled to vote thereon as of the Record Date. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. For purposes of determining whether this proposal has passed, abstentions will have the effect of a vote AGAINST the proposal. Broker non-votes will have the effect of a vote AGAINST the proposal.

Proposal 4—Additional Solicitation Proposal. Approval of this proposal requires the affirmative vote of a majority of the shares of our common stock present in person (including virtually) or by proxy at the Special Meeting and entitled to vote thereon as of the Record Date. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. For purposes of determining whether this proposal has passed, abstentions will have the effect of a vote AGAINST the proposal. Broker non-votes will have no effect on the proposal.

We request that you vote your shares by proxy following the methods as instructed by the notice: over the Internet or by mail. If you choose to vote by mail, your shares will be voted in accordance with your voting instructions if the proxy card is received prior to or at the Special Meeting. If you sign and return your proxy card but do not give voting instructions, your shares will be voted “FOR” (1) Proposal 1; (2) the Reverse Split Proposal and (3) the Additional Solicitation Proposal.

Voting by Proxy Over the Internet

Stockholders whose shares are registered in their own names may vote by proxy by mail or over the Internet. Instructions for voting by proxy over the Internet are set forth on the notice of proxy materials. The Internet voting facilities will close after each proposal is addressed during the special meeting. The notice will also provide instructions on how you can elect to receive future proxy materials electronically or in printed form by mail. If you choose to receive future proxy materials electronically, you will receive an email with instructions containing a link to future proxy materials and a link to the proxy voting site. Your election to receive proxy materials electronically or in printed form by mail will remain in effect until you terminate such election.

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If your shares are held in street name, the voting instruction form sent to you by your broker, bank or other nominee should indicate whether the institution has a process for beneficial holders to provide voting instructions over the Internet or by telephone. A number of banks and brokerage firms participate in a program that also permits stockholders whose shares are held in street name to direct their vote over the Internet or by telephone. If your bank or brokerage firm gives you this opportunity, the voting instructions from the bank or brokerage firm that accompany this Proxy Statement will tell you how to use the Internet or telephone to direct the vote of shares held in your account. If your voting instruction form does not include Internet or telephone information, please complete and return the voting instruction form in the self-addressed, postage-paid envelope provided by your broker. Stockholders who vote by proxy over the Internet or by telephone need not return a proxy card or voting instruction form by mail, but may incur costs, such as usage charges, from telephone companies or Internet service providers.

Revocability of Proxies

Any proxy may be revoked at any time before it is exercised by filing an instrument revoking it with the Company’s secretary or by submitting a duly executed proxy bearing a later date prior to the time of the Special Meeting. Stockholders who have voted by proxy over the Internet or by telephone or have executed and returned a proxy and who then attend the Special Meeting virtually and desire to vote in person (including virtually) are requested to notify the Company’s secretary in writing prior to the time of the Special Meeting. We request that all such written notices of revocation to the Company be addressed to David Humphrey, Secretary, c/o Ensysce Biosciences, Inc., at the address of our principal executive offices at 7946 Ivanhoe Avenue, Suite 201, La Jolla, California 92037. Our telephone number is (858) 263-4196. Stockholders may also revoke their proxy by entering a new vote over the Internet.

SOLICITATION OF PROXIES

This solicitation is made on behalf of the Board of Directors. We will bear the costs of preparing, mailing, online processing and other costs of the proxy solicitation made by the Board of Directors. Certain of our officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the recommendations of the Board of Directors. Such solicitations may be made by telephone, facsimile transmission or personal solicitation. No additional compensation will be paid to such officers, directors or regular employees for such services. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in sending proxy material to stockholders.

OTHER MATTERS AND ADDITIONAL INFORMATION

Householding of Proxy Materials

We have adopted a procedure approved by the SEC known as “householding.” This procedure allows multiple stockholders residing at the same address the convenience of receiving a single copy of our Notice, Annual Report and proxy materials, as applicable. This allows us to save money by reducing the number of documents we must print and mail and helps protect the environment as well.

Householding is available to both registered stockholders (i.e., those stockholders with certificates registered in their name) and street name holders (i.e., those stockholders who hold their shares through a brokerage).

Registered Stockholders

If you are a registered stockholder and have consented to our mailing of proxy materials and other stockholder information only to one account in your household, as identified by you, we will deliver or mail a single copy of our Annual Report and proxy materials, as applicable, for all registered stockholders residing at the same address. Your consent will be perpetual unless you revoke it, which you may do at any time by contacting our secretary at the address of our principal executive offices at 7946 Ivanhoe Avenue, Suite 201, La Jolla, CA 92037. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. If you received a household mailing this year, and you would like to receive additional copies of our Annual Report and proxy materials, as applicable, please submit your request to our Secretary at the address of our principal executive offices at 7946 Ivanhoe Avenue, Suite 201, La Jolla, California 92037, who will promptly deliver the requested copy.

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Registered stockholders who have not consented to householding will continue to receive copies of annual reports and proxy materials for each registered stockholder residing at the same address. As a registered stockholder, you may elect to participate in householding and receive only a single copy of annual reports or proxy materials for all registered stockholders residing at the same address by contacting our secretary as outlined above.

Street Name Holders

Stockholders who hold their shares through a brokerage may elect to participate in householding or revoke their consent to participate in householding by contacting their respective brokers.

Stockholder Proposals to be Presented at the Next Annual Meeting

Any stockholder who meets the requirements of the proxy rules under the Exchange Act may submit proposals to the Board of Directors to be presented at the next annual meeting. Such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act. If you are a stockholder and you want to include a proposal in the proxy statement for the next annual meeting in 2023, you need to provide it to Ensysce by no later than February 23, 2023. You should direct any proposals to Ensysce’s secretary at our principal office, 7946 Ivanhoe Avenue, Suite 201, La Jolla, CA 92037.

Our Bylaws also provide for separate notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting. To be considered timely under these provisions, the stockholder’s notice must be delivered to our secretary at our principal executive offices at the address set forth above (i) no later than a date (i) not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the anniversary date of the prior year’s annual meeting. For the annual meeting in 2023, the stockholder’s notice must be received between March 25, 2023 and February 23, 2023. However, in the event that the date of the Company’s 2023 annual meeting is more than thirty (30) days before or after the anniversary date of this year’s annual meeting, such notice must be received on or before ten (10) days after the day on which the date of the 2023 annual meeting is first disclosed in a public announcement. The stockholder’s notice must also contain the information specified in Section 1.2 of our Bylaws.

The Board of Directors, a designated committee thereof or the chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal if it is not made in compliance with the applicable notice provisions.

By Order of the Board of Directors of

Ensysce Biosciences, Inc.

Sincerely,

/s/ Dr. Lynn Kirkpatrick
Dr. Lynn Kirkpatrick
President and Chief Executive Officer

La Jolla, California

July 28, 2022

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ANNEX A

CERTIFICATE OF AMENDMENT OF

THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

ENSYSCE BIOSCIENCES, INC.

Ensysce Biosciences, Inc., a corporation organized and existing under the General Corporation Law (the “DGCL”) of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST. The name of the corporation is Ensysce Biosciences, Inc. The Corporation was incorporated by the filing of its original Certificate of Incorporation, under the name GLL Acquisition Corp., with the Secretary of State of the State of Delaware on September 11, 2017 and was amended by the Certificate of Amendment, which was filed with the Secretary of State of Delaware on September 11, 2017.

SECOND. A first amended and restated certificate of incorporation was filed with the Secretary of State of the State of Delaware on November 30, 2017. A second amended and restated certificate of incorporation was filed with the Secretary of State of Delaware on December 1, 2017 (the “Second Amended and Restated Certificate”). A first amendment to the Second Amended and Restated Certificate was filed with the Secretary of State of Delaware on December 5, 2019. A second amendment to the Second Amended and Restated Certificate was filed with the Secretary of State of Delaware on March 26, 2020. A third amendment to the Second Amended and Restated Certificate was filed with the Secretary of State of Delaware on June 29, 2020. A fourth amendment to the Second Amended and Restated Certificate was filed with the Secretary of State of Delaware on November 30, 2020. A third amended and restated certificate of incorporation was filed with the Secretary of State of the State of Delaware on June 30, 2021 (the “Certificate”).

THIRD. The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Section 242 of the DGCL. The following two paragraphs are hereby added to precede the first paragraph of Article IV of the Certificate:

“Contingent and effective as of [_____] on [_____] (the “Effective Time”), each [_____] shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), issued and outstanding prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $0.0001 per share, of the Company (the “Reverse Split”). No fractional share shall be issued in connection with the foregoing combination of the shares pursuant to the Reverse Split. The Company will pay in each case the fair value of such fractional shares, without interest and as determined in good faith by the Board of Directors of the Company when those entitled to receive such fractional shares are determined.

The Reverse Split shall occur automatically without any further action by the holders of Common Stock, and whether or not the certificates representing such shares have been surrendered to the Company; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable as a result of the Reverse Split unless the existing certificates evidencing the applicable shares of stock prior to the Reverse Split are either delivered to the Company, or the holder notifies the Company that such certificates have been lost, stolen or destroyed, and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates.”

[FOURTH. Article IV of the Certificate of Incorporation shall be and hereby is amended by replacing the first paragraph thereof in its entirety as follows:

“(a) Authorized Shares. The total number of shares of stock which the Corporation shall have authority to issue is 251,500,000 shares, consisting of 250,000,000 shares of Common Stock, par value $0.0001 per share (“Common Stock”) and 1,500,000 shares of Preferred Stock, par value $0.0001 per share (“Preferred Stock”). Such stock may be issued from time to time by the Corporation for such consideration as may be fixed by the board of directors of the Corporation (the “Board of Directors”).”]

FIFTH. This Certificate of Amendment of the Third Amended and Restated Certificate of Incorporation so adopted (i) shall be effective as of [_____] on [_____], (ii) reads in full as set forth above and (iii) is hereby incorporated into the Third Amended and Restated Certificate of Incorporation by this reference. All other provisions of the Third Amended and Restated Certificate of Incorporation remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be executed by the duly authorized officer below as of this [_____] day of [_____] 202_.

ENSYSCE BIOSCIENCES, INC.

By:
Name:
Title:

A-1

PROXY

ENSYSCE BIOSCIENCES, INC.
7946 Ivanhoe Avenue, Suite 201, La Jolla, California 92037

SPECIAL MEETING OF STOCKHOLDERS

SEPTEMBER 8, 2022

YOUR VOTE IS IMPORTANT
FOLD AND DETACH HERE

ENSYSCE BIOSCIENCES, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
SEPTEMBER 9, 2022

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated July 29, 2022, in connection with the special meeting to be held at 9:00 a.m. Pacific Time on September 8, 2022 virtually at https://www.[______________], and hereby appoints Dr. Lynn Kirkpatrick the attorney and proxy of the undersigned, with power of substitution to each, to vote all shares of common stock of Ensysce Biosciences, Inc. (the “Company”) registered in the name provided, which the undersigned is entitled to vote at the special meeting of stockholders, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxy is instructed to vote or act as follows on the proposals set forth in the accompanying Proxy Statement.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” BE VOTED “FOR” PROPOSAL 1, “FOR” THE REVERSE SPLIT PROPOSAL, “FOR” THE AUTHORIZED SHARES INCREASE PROPOSAL AND “FOR” THE ADDITIONAL SOLICITATION PROPOSAL.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on September 8, 2022: This notice of meeting and the accompany proxy statement are available at https://www.[______________].

	FOR	AGAINST	ABSTAIN
Proposal 1	☐	☐	☐
Approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the full issuance and exercise of shares of common stock issued by the Company to certain investors ( “Proposal 1”).
	FOR	AGAINST	STAIN
Proposal 2			AB
Approve an amendment to our Certificate of Incorporation to authorize the Company’s Board of Directors to combine outstanding shares of the Company’s common stock into a lesser number of outstanding shares, a “Reverse Stock Split,” by a ratio of not less than one-for-five and not more than one-for-twenty, with the exact ratio to be set within this range by the Board in its sole discretion, in the form attached as Annex A to this Proxy Statement (the “Reverse Split Proposal”).	☐	☐	☐
	FOR	AGAINST	ABSTAIN
Proposal 3	☐	☐	☐
Approve an amendment to the Company’s certificate of incorporation to effectively increase the number of authorized shares of common stock (the “Authorized Shares Increase Proposal”);
	FOR	AGAINST	ABSTAIN
Proposal 4	☐	☐	☐
Consider and vote upon the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of any or all of the other proposals set forth in this Proxy Statement (the “Additional Solicitation Proposal”); an

Dated:	_______________________ 202_

Stockholder’s Signature

Stockholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO ISSUER DIRECT. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1, “FOR” THE REVERSE SPLIT PROPOSAL, “FOR” THE AUTHORIZED SHARES INCREASE PROPOSAL AND “FOR” THE ADDITIONAL SOLICITATION PROPOSAL. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.